UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Craft Brew Alliance, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CBA & A-B Partnership

Employee Support & FAQs

(FAQs will be continue to be updated as more information becomes available. Last updated 11.14.19)

Q1: What happened on November 11, 2019?

•                  CBA and Anheuser-Busch (A-B) jointly announced that the companies entered into a definitive merger agreement through which A-B will pay $16.50 per share in cash for the remaining shares of BREW it does not currently own. The merger agreement and related transactions received the unanimous approval of our Board of Directors (except for A-B’s directors, who were recused).

Q2. Why is this good for CBA?

•                  This agreement represents an exciting next step in a long and successful partnership with A-B, whose support for the growth of our business and brands traces its roots back more than 25 years. By combining our world-class resources, our talented teammates, and dynamic brands, we will look to nurture the growth of CBA’s existing portfolio while continuing to invest in innovation and our people to ensure we’re ready for the rapidly changing needs of today’s beverage consumers.

Q3: Why did A-B wait until now to make an offer?

•                  We don’t know AB’s rationale for timing and wouldn’t want to spend time speculating. We feel really good about the transaction and are excited about the opportunities that being fully part of A-B creates – for our brands, our breweries, and our people.

Q4: What happens next? What approvals are necessary for the deal to go through?

•                  The transaction is subject to customary closing conditions, including approval by a majority of CBA’s shareholders not affiliated with A-B and certain regulatory approvals.

•                  In the next four weeks, CBA will file a Proxy Statement and a transaction statement (to be filed jointly with A-B) with the SEC. Following that, CBA will mail the Proxy Statement, a proxy card, and the transaction statement to all CBA shareholders, including employees. We expect the shareholder vote will take place early 2020. Copies of these statements will also be available on CBA’s Investor Relations website at craftbrew.com.

Q5: When is the deal expected to close?

•                  The transaction is expected to close in 2020, pending shareholder and certain regulatory approvals.

Q6: What do I tell friends/family who ask me about the deal?

•                  You can say that CBA has an agreement to merge with A-B and that it’s pending shareholder, regulatory and other approvals.

•                  Beyond that, only CBA approved spokespersons should be talking publicly about the transaction. In private conversations, employees should not discuss more than what has been publicly disclosed.

Q7. Can employees sell / buy BREW shares?

•                  Ed Smith sends an email to the entire company when our trading window is open or closed. This restriction extends to all CBA employees and their immediate families. It is our responsibility to respect that trading window and not put ourselves or CBA in harm’s way.

Q8: Is CBA still independent? Are we still operating autonomously?

•                  Yes. Until a deal is closed, CBA remains an independent, public company, subject to some specific obligations and restrictions in the merger agreement.  The deal is expected to close in 2020.

•                  The agreement contains some interim operating covenants that we negotiated with A-B, which we feel gives us flexibility to plan for 2020 and do what we need to do for the business.

Q9: What is the plan for CBA’s employees? Are any jobs going away?

•                  There are no planned job changes as result of this transaction.

•                  Try not to make assumptions about what might or might not happen in the future… especially since A-B has already acknowledged that they value CBA, not just our brands but our teams and their great work & expertise that made us who are today.

•                  In the past three years, A-B’s craft partners have created nearly 1,000 new jobs in their home communities to support their growing breweries. We fully expect A-B to continue this trend and enable CBA to continue creating jobs as it grows with this expanded partnership.

•                  In the last three years, A-B’s craft partners have created nearly 1,000 new jobs in their home communities. We fully expect they will continue this trend of supporting growth.

Q10: What is the plan for CBA’s brands? Will AB spin off or sell off any of our brands?

•                  There are no plans to sell off any brands. The plan is that CBA brands will join A-B’s growing Brewers Collective.

•                  In the last three years alone, A-B has invested more than $130 million in its craft partners, allowing them to expand their production volume by an average of 31 percent.

•                  Here are a few quotes from some of A-B’s other craft partners:

o              “Working with A-B has helped us grow our presence in our hometown of Asheville, including added capacity to bring on new employees and expand our offerings to local beer drinkers. Their support has also allowed us to build out our local partnerships and philanthropy programs, which is what we’ve always been about. They’ve been great partners from the start, and we’re excited about what’s to come.”- Ryan Guthy, Wicked Weed Brewing

o                “Our partnership with A-B has improved our day-to-day operations in so many ways and never once compromised our independent spirit. We’ve retained creative control while significantly growing our production. My brewing team is involved in every step of the process, and nothing is released until we all sign off.” - Joe Bisacca, Elysian Brewing Co

o                “Our partnership with A-B has been a lot of fun, including when it comes to distribution. We know we have a brew team that can put beer out that can compete anywhere, so it’s great to be able to work with A-B’s wholesaler network to bring our beer to places across the country where we’d never be otherwise.” - Jeremy Cox, 10 Barrel Brewing Company

Q11: What happens to CBA’s 2020 benefits?

•                  There are no changes to CBA’s benefits or wages as a result of this agreement.

•                  The agreement includes a requirement that A-B maintain certain wages and benefits at current levels for a year following the closing of the transaction.

Q12: What happens with CBA leadership?

•                  CBA leadership will be in place at least through closing.  Decisions about the post-closing period haven’t been made yet.

Q13: Did A-B buy us to get Kona?

•                  Even before the offer that led to this transaction, A-B has consistently shared that they value CBA in our entirety, including the role that our brands play in ensuring their network has access to the most vibrant and dynamic portfolio of brands.

•                  When the transaction was announced, A-B’s President of the Brewers Collective said: “CBA’s diverse portfolio of regional breweries and innovative lifestyle brands is an excellent complement to our family of craft partners and would continue to help fuel the growth of the craft beer category.”

Q14: Does this change CBA’s relationship with our A-B and independent wholesalers?

•                  Nothing changes with our current distribution arrangements.

Q15: After closing, how will A-B balance the needs of CBA and its existing craft partners, particularly 10 Barrel, Elysian, and Wicked Weed, where we share home markets?

•                  These brands already coexist in the marketplace, where A-B is our master distributor, and this transaction doesn’t change that. We expect our brands to thrive as fully owned brands within the A-B network.

Q16: What happens with non-A-B affiliated distributors and partners, i.e. Craft Can Travel?

•                  Nothing changes at this point in time, and we continue to operate our business and work with our partners as we’ve always done. Until the transaction is closed, we can’t speculate on what changes may or may not happen.

Q17: What happens to our locations – breweries, pubs, offices?

•                  There are no planned changes to CBA’s current footprint.

Q18: What happens to accrued PTO hours pre BYOB switchover?

•                  Nothing changes with our current policy. PTO balances are paid out at time of termination.

Additional Information about the Merger and Where to Find It:

•                  This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Company plans to mail to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT A-B, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by A-B and the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at www.craftbrew.gcs-web.com or by contacting the Company’s Investor Relations at Investor.Relations@craftbrew.com or by calling 503-331-7270.

Forward Looking Statements:

•                  Some of the statements in this [communication] are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on either on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk associated with the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; the anticipated size of the markets and continued demand for A-B’s products and the impact of competitive responses to the announcement of the transaction. Additional risks are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2019. Forward-looking statements speak only as of the date they are made. Except as required by law, neither A-B’s nor the Company has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Participants in Solicitation:

•                  The Company and certain of its respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019. These documents are available free of charge as described above.